SIFCO Industries, Inc. (“SIFCO”) Announces
Third Quarter Fiscal 2017 Financial Results

Cleveland - SIFCO Industries, Inc. (NYSE MKT: SIF) today announced financial results for its third quarter of fiscal 2017, which ended June 30, 2017.
Third Quarter

•	Net sales from operations in the third quarter of fiscal 2017 decreased 2.7% to $30.2 million, compared with $31.0 million in the third quarter of fiscal 2016.

•	Net loss for the third quarter of fiscal 2017 was $6.2 million, or ($1.13) per diluted share, compared with a loss of $1.0 million or ($0.19) per diluted share, in the third quarter of fiscal 2016.

•	Adjusted EBITDA in the third quarter of fiscal 2017 was $2.1 million compared with Adjusted EBITDA of $1.3 million in the third quarter of fiscal 2016.

•	Cash flow from operating activities for the third quarter of fiscal 2017 was $2.4 million, compared with cash flow used for operating activities of ($0.4) million in the third quarter of fiscal 2016.

First Nine Months

•	Net sales from operations in the first nine months of fiscal 2017 increased 6.5% to $92.9 million, compared with $87.2 million in the first nine months of fiscal 2016.

•
Net loss for the first nine months of fiscal 2017 was $10.5 million, or ($1.91), per diluted share, compared with a loss of $3.9 million, or ($0.72) per diluted share, in the first nine months of fiscal 2016.

•	Adjusted EBITDA in the first nine months of fiscal 2017 was $6.4 million compared with Adjusted EBITDA of $2.6 million in the first nine months of fiscal 2016.

•	Cash flow from operating activities for the nine months ended of fiscal 2017 was $7.7 million, compared with cash flow from operating activities of $11.4 million in the nine months of fiscal 2016.

President and CEO Peter W. Knapper stated, "In the third quarter, we've continued to execute on our plans to turn around our business. The new sales organization structure implemented earlier this year continues to find new opportunities for our business and we will continue to focus on serving our customers, associates, and shareholders. We previously announced the decision to close and consolidate our Alliance, Ohio location to our Cleveland, Ohio location in order to improve utilization and reduce fixed costs while maintaining available capacity to be able to handle significant growth. As a result of this decision, we incurred a $4.4 million non-cash asset impairment charge. In addition we've made the decision to sell the property we own in Ireland, identifying this asset as held for sale. We expect to close this transaction in the first quarter of fiscal 2018 and will use the proceeds to repay debt in accordance with our amended credit agreement."

The Company's Form 10-K for the year ended September 30, 2016 can be accessed through its website: www.sifco.com, or on the Securities and Exchange Commission's website: www.sec.gov.

The Company is engaged in the production of forgings and machined components primarily in the Aerospace and Energy markets. The processes and services and services include heat-treating and machining. The Company operates under one segment.

Use of Non-GAAP Financial Measures
The Company uses certain non-GAAP measures in this release. Adjusted EBITDA is a non-GAAP financial measure and is intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. SIFCO Industries, Inc. believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

Forward-Looking Language
Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, competition and other uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

Third Quarter Ended June 30
(Amounts in thousands, expect per share data)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2017	2016	2017	2016
Net sales	$30,167	$31,004	$92,942	$87,240
Cost of goods sold	26,599	28,009	81,546	78,574
Gross profit	3,568	2,995	11,396	8,666
Selling, general and administrative expenses	3,918	4,157	13,617	12,907
Asset impairment	4,366	—	4,366	—
Amortization of intangible assets	579	633	1,744	1,961
(Gain) loss on disposal of operating assets	3	—	(3)	32
Operating loss	(5,298)	(1,795)	(8,328)	(6,234)
Interest income	(12)	(9)	(42)	(41)
Interest expense	464	428	1,682	1,273
Foreign currency exchange loss (gain), net	(6)	(8)	11	27
Other income, net	(110)	(107)	(324)	(322)
Loss from operations before income tax expense (benefit)	(5,634)	(2,099)	(9,655)	(7,171)
Income tax expense (benefit)	568	(1,049)	812	(3,224)
Net loss	$(6,202)	$(1,050)	$(10,467)	$(3,947)

Net loss per share
Basic	$(1.13)	$(0.19)	$(1.91)	$(0.72)
Diluted	$(1.13)	$(0.19)	$(1.91)	$(0.72)

Weighted-average number of common shares (basic)	5,499	5,466	5,480	5,460
Weighted-average number of common shares (diluted)	5,499	5,466	5,480	5,460

Consolidated Condensed Balance Sheets
(Amounts in thousands, except share data)

	June 30, 2017	March 31, 2017	September 30, 2016
	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,099	$1,356	$471
Receivables, net of allowance for doubtful accounts of $328, $423, and $706, respectively	26,408	26,190	25,158
Inventories, net	23,798	25,449	28,496
Refundable income taxes	319	1,825	1,773
Prepaid expenses and other current assets	1,863	2,207	2,177
Assets held for sale	1,447	—	—
Total current assets	54,934	57,027	58,075
Property, plant and equipment, net	42,219	45,878	48,958
Intangible assets, net	7,131	9,801	11,138
Goodwill	11,874	11,349	11,748
Other assets	284	281	538
Total assets	$116,442	$124,336	$130,457
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$7,545	$7,393	$18,258
Revolving credit agreement	20,387	21,573	12,751
Accounts payable	14,048	15,418	14,520
Accrued liabilities	5,325	5,877	5,234
Total current liabilities	47,305	50,261	50,763
Long-term debt, net of current maturities	6,241	6,660	7,623
Deferred income taxes	3,144	2,836	2,929
Pension liability	7,917	8,010	8,341
Other long-term liabilities	458	465	431
Shareholders’ equity:
Serial preferred shares, no par value, authorized 1,000 shares	—	—	—
Common shares, par value $1 per share, authorized 10,000 shares; issued and outstanding shares – 5,596 at June 30, 2017, 5,599 at March 31, 2017 and 5,525 at September 30, 2016	5,596	5,599	5,525
Additional paid-in capital	9,598	9,470	9,219
Retained earnings	48,009	54,211	58,476
Accumulated other comprehensive loss	(11,826)	(13,176)	(12,850)
Total shareholders’ equity	51,377	56,104	60,370
Total liabilities and shareholders’ equity	$116,442	$124,336	$130,457

Consolidated Condensed Statements of Cash Flows
(Unaudited)

	Nine Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(10,467)	$(3,947)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,526	8,021
Amortization and write-off of debt issuance cost	382	109
(Gain) loss on disposal of operating assets	(3)	32
Asset impairment	4,366	—
LIFO expense (benefit)	204	(144)
Share transactions under company stock plan	450	(406)
Purchase price inventory adjustment	—	266
Other	—	(101)
Other long-term liabilities	295	201
Deferred income taxes	185	619
Changes in operating assets and liabilities:
Receivables	(1,062)	6,660
Inventories	4,595	(1,555)
Refundable taxes	1,455	(91)
Prepaid expenses and other current assets	626	(268)
Other assets	255	32
Accounts payable	(1,172)	2,534
Other accrued liabilities	(500)	(79)
Accrued income and other taxes	542	(508)
Net cash provided by operating activities	7,677	11,375
Cash flows from investing activities:
Acquisition of business	—	270
Proceeds from disposal of operating assets	70	—
Capital expenditures	(1,598)	(2,034)
Net cash used for investing activities	(1,528)	(1,764)
Cash flows from financing activities:
Payments on long term debt	(13,659)	(3,866)
Proceeds from revolving credit agreement	63,628	35,533
Repayments of revolving credit agreement	(55,992)	(40,320)
Payment of debt issue costs	(498)	—
Short-term debt borrowings	2,649	1,904
Short-term debt repayments	(1,650)	(2,728)
Net cash used for financing activities	(5,522)	(9,477)
Increase in cash and cash equivalents	627	134
Cash and cash equivalents at the beginning of the period	471	667
Effect of exchange rate changes on cash and cash equivalents	1	18
Cash and cash equivalents at the end of the period	$1,099	$819
Supplemental disclosure of cash flow information of operations:
Cash paid for interest	$(1,224)	$(1,059)
Cash refund for income taxes, net	1,425	2,885

Consolidated Condensed Statements of Cash Flows
(Unaudited)

	Quarter to date June 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(6,202)	$(1,050)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,587	2,655
Amortization and write-off of debt issuance cost	54	37
Loss on disposal of operating assets	3	—
Asset impairment	4,366	—
LIFO expense (benefit)	(21)	(136)
Share transactions under company stock plan	125	236
Other	—	(101)
Other long-term liabilities	94	41
Deferred income taxes	153	1,261
Changes in operating assets and liabilities:
Receivables	183	221
Inventories	2,014	(1,180)
Refundable taxes	1,507	1,283
Prepaid expenses and other current assets	304	49
Other assets	12	(283)
Accounts payable	(2,053)	(2,275)
Other accrued liabilities	(1,097)	(801)
Accrued income and other taxes	375	(345)
Net cash provided by operating activities of operations	2,404	(388)
Cash flows from investing activities:
Acquisition of business	—	270
Proceeds from disposal of operating assets	22	—
Capital expenditures	(634)	(858)
Net cash used for investing activities of operations	(612)	(588)
Cash flows from financing activities:
Payments on long term debt	(752)	(1,305)
Proceeds from revolving credit agreement	18,559	16,164
Repayments of revolving credit agreement	(19,745)	(12,784)
Short-term debt borrowings	319	454
Short-term debt repayments	(432)	(1,681)
Net cash used for financing activities of operations	(2,051)	848
Increase (decrease) in cash and cash equivalents	(259)	(128)
Cash and cash equivalents at the beginning of the period	1,356	952
Effect of exchange rate changes on cash and cash equivalents	2	(5)
Cash and cash equivalents at the end of the period	$1,099	$819
Supplemental disclosure of cash flow information of operations:
Cash paid for interest	$(434)	$(323)
Cash paid for income taxes, net	1,480	3,070

The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA:

Dollars in thousands	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net loss	$(6,202)	$(1,050)	$(10,467)	$(3,947)
Adjustments:
Depreciation and amortization expense	2,587	2,655	7,526	8,021
Interest expense, net	452	419	1,640	1,232
Income tax expense (benefit)	568	(1,049)	812	(3,224)
EBITDA	(2,595)	975	(489)	2,082
Adjustments:
Foreign currency exchange loss, net (1)	(6)	(8)	11	27
Other income, net (2)	(110)	(107)	(324)	(322)
(Gain) loss on disposal of operating assets (3)	3	—	(3)	32
Inventory purchase accounting adjustments (4)	—	—	—	266
Equity compensation (5)	139	227	484	(236)
Acquisition transaction-related expenses (6)	—	—	—	(94)
LIFO impact (7)	(21)	(136)	204	(144)
Orange expansion (8)	288	388	2,171	775
Impairment of long-lived assets (9)	4,366	—	4,366	—
Executive search (10)	—	—	—	223
Adjusted EBITDA	$2,064	$1,339	$6,420	$2,609

(1)	Represents the gain or loss from changes in the exchange rates between the functional currency and the foreign currency in which the transaction is denominated.

(2)	Represents miscellaneous non-operating income or expense, primarily rental income from the Company's Irish subsidiary.

(3)	Represents the difference between the proceeds from the sale of operating equipment and the carrying value shown on the Company’s books.

(4)	Represents accounting adjustments to value inventory at fair market value associated with the acquisition of a business that was charged to cost of goods sold when the inventory was sold.

(5)	Represents the equity-based compensation benefit and expense recognized by the Company under its 2007 Long-Term Incentive Plan due to granting of awards, awards not vesting and/or forfeitures.

(6)	Represents transaction-related costs such as legal, financial, tax due diligence expenses, valuation services costs, and executive travel that are required to be expensed as incurred.

(7)	Represents the increase in the reserve for inventories for which cost is determined using the last-in, first-out (“LIFO”) method.

(8)	Represents costs related to expansion of one of the plant locations that are required to be expensed as incurred.

(9)	Represents impairment charge of long-lived assets incurred at Alliance. See Note 1 within Item 1 of the consolidated condensed financial statements for further discussion.

(10)	Represents cost incurred for executive search as mentioned in its Form 8-K filing on March 18, 2016.

Contacts
SIFCO Industries, Inc.
Thomas R. Kubera, 216-881-8600
www.sifco.com